EX-99.B-77Q1(a)

SUB-ITEM 77Q1(a): Material amendments to the registrant’s charter or by-laws.

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

Schedule A to the Trust Instrument for Ivy Funds Variable Insurance Portfolios, amended and effective May 22, 2013, was filed with the Securities and Exchange Commission by EDGAR on July 31, 2013 in Post-Effective Amendment No. 61 to the Registration Statement on Form N-1A, and is incorporated by reference herein.

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

Supplement dated July 2, 2013 to the

Ivy Funds Variable Insurance Portfolios Prospectus

dated April 30, 2013

and as supplemented May 2, 2013

The following replaces the “Portfolio Manager” section on page 9 for Ivy Funds VIP Dividend Opportunities:

Portfolio Manager

Cynthia P. Prince-Fox, Senior Vice President of WRIMCO, has managed the Portfolio since July 2013.

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Effective July 2, 2013, WRIMCO, the Portfolio’s investment adviser, assumed direct investment management responsibilities of Ivy Funds VIP Global Natural Resources. All references to Mackenzie Financial Corporation (Mackenzie) where it appears in the Prospectus with respect to Ivy Funds VIP Global Natural Resources are deleted.

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The following replaces the “Investment Adviser” section on page 75 for Ivy Funds VIP Global Natural Resources:

Investment Adviser

The Portfolio is managed by Waddell & Reed Investment Management Company (WRIMCO).

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The following replaces the “Portfolio Manager” section on page 75 for Ivy Funds VIP Global Natural Resources:

Portfolio Manager

David P. Ginther, Senior Vice President of WRIMCO, has managed the Portfolio since July 2013.

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The following replaces the disclosures regarding the management of Ivy Funds VIP Dividend Opportunities and Ivy Funds VIP Energy in the “Portfolio Management” section on page 147:

Ivy Funds VIP Dividend Opportunities: Cynthia P. Prince-Fox is primarily responsible for the day-to-day management of Ivy Funds VIP Dividend Opportunities. She has held her Portfolio responsibilities since July 2013.

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She is also the portfolio manager for Ivy Funds VIP Balanced, and her biographical information is listed in the disclosure for Ivy Funds VIP Balanced.

Ivy Funds VIP Energy: David P. Ginther is primarily responsible for the day-to-day management of Ivy Funds VIP Energy. He has held his responsibilities since the inception of Ivy Funds VIP Energy in May 2006. Mr. Ginther is Senior Vice President of WRIMCO and IICO, Vice President of the Trust and Vice President of and portfolio manager for other investment companies for which WRIMCO or IICO serves as investment manager. He has been an employee of WRIMCO since 1995. Mr. Ginther holds a BS degree in accounting from Kansas State University, and has earned the designation of Certified Public Accountant.

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The following replaces the disclosure regarding the management of Ivy Funds VIP Global Natural Resources in the “Portfolio Management” section on page 147:

Ivy Funds VIP Global Natural Resources: David P. Ginther is primarily responsible for the day-to-day management of Ivy Funds VIP Global Natural Resources. He has managed the Portfolio since July 2013. He is also the portfolio manager for Ivy Funds VIP Energy, and his biographical information is listed in the disclosure for Ivy Funds VIP Energy.

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

Supplement dated July 2, 2013 to the

Ivy Funds Variable Insurance Portfolios Statement of Additional Information

dated April 30, 2013

and as supplemented June 3, 2013

Effective July 2, 2013, WRIMCO, the Fund’s investment adviser, assumed direct investment management responsibilities of Ivy Funds VIP Global Natural Resources. All references to Mackenzie Financial Corporation (Mackenzie) and Fred Sturm where they appear in the SAI with respect to Ivy Funds VIP Global Natural Resources are deleted. In addition, effective July 2, 2013, Cynthia P. Prince-Fox assumed investment management responsibilities for Ivy Funds VIP Dividend Opportunities and David P. Ginther assumed investment management responsibilities for Ivy Funds VIP Global Natural Resources.

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The following replaces the disclosures regarding David P. Ginther and Cynthia P. Prince-Fox in the “Portfolio Managers – Portfolio Managers employed by WRIMCO” section on pages 69 and 70, respectively:

The following tables provide information relating to the portfolio managers of the Portfolios as of March 31, 2013:

David P. Ginther–Ivy Funds VIP Energy

      Ivy Funds VIP Global Natural Resources*

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed**	6	2	0
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)**	$1,915.7	$82.8	$0
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

*	Mr. Ginther assumed investment management responsibilities for Ivy Funds VIP Global Natural Resources effective July 2, 2013.

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**	This data includes Ivy Funds VIP Dividend Opportunities (which Mr. Ginther managed until July 2, 2013), but does not include Ivy Funds VIP Global Natural Resources, since Mr. Ginther was not the portfolio manager of Ivy Funds VIP Global Natural Resources on March 31, 2013.

Cynthia P. Prince-Fox–Ivy Funds VIP Balanced

    Ivy Funds VIP Dividend Opportunities*

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed**	3	0	1
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)**	$1,990.0	$0	$69.9
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

*	Ms. Prince-Fox assumed investment management responsibilities for Ivy Funds VIP Dividend Opportunities effective July 2, 2013.
**	This data does not include Ivy Funds VIP Dividend Opportunities, since Ms. Prince-Fox was not the portfolio manager of Ivy Funds VIP Dividend Opportunities on March 31, 2013.

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The following replaces the disclosures regarding David P. Ginther and Cynthia P. Prince-Fox in the “Portfolio Managers – Portfolio Managers employed by WRIMCO – Ownership of Securities” section on page 73:

Ownership of Securities

As of March 31, 2013, the dollar range of shares beneficially owned by each portfolio manager is:

	Portfolio Managed in the Ivy Funds Variable Insurance Portfolios	Dollar Range of Shares Owned* in Portfolio Managed		Dollar Range of Shares Owned in Similarly Managed Funds within the Fund Complex		Dollar Range of Shares Owned in the Fund Complex
David P. Ginther	Ivy Funds VIP Energy		$0	$ $	100,001 to 500,000	over $1,000,000
	Ivy Funds VIP Global Natural Resources**		$0		$0
Cynthia P. Prince-Fox	Ivy Funds VIP Balanced	$ $	50,001 to 100,000		over $1,000,000	over $1,000,000
	Ivy Funds VIP Dividend Opportunities***		$0		$0

*	The Portfolios’ shares are available for purchase only by Participating Insurance Companies and are indirectly owned by investors in the Policies for which the Portfolios serve as underlying investment vehicles.
**	Mr. Ginther assumed investment management responsibilities for Ivy Funds VIP Global Natural Resources effective July 2, 2013.
***	Ms. Prince-Fox assumed investment management responsibilities for Ivy Funds VIP Dividend Opportunities effective July 2, 2013.

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The following replaces the disclosures regarding David P. Ginther and Cynthia P. Prince-Fox in the “Portfolio Managers – Portfolio Managers employed by WRIMCO – Ownership of Securities” section on page 74:

With limited exceptions, a portion of each portfolio manager’s compensation is held in a deferred account, and deemed to be invested in funds within the Fund Complex. As of March 31, 2013, the dollar range of shares deemed owned by each portfolio manager is:

Manager	Portfolio Managed in the Ivy Funds Variable Insurance Portfolios	Dollar Range of Shares Deemed Owned* in Portfolio or Similarly Managed Style[1]	Dollar Range of Shares Deemed Owned in the Fund Complex
David P. Ginther	Ivy Funds VIP Energy	$10,001 to $50,000	$50,001 to $100,000
	Ivy Funds VIP Global Natural Resources**	$0
Cynthia P. Prince-Fox	Ivy Funds VIP Balanced	$500,001 to $1,000,000	$500,001 to $1,000,000
	Ivy Funds VIP Dividend Opportunities***	$0

*	The Portfolios’ shares are available for purchase only by Participating Insurance Companies and are indirectly owned by investors in the Policies for which the Portfolios serve as underlying investment vehicles.
[1]	Shares deemed to be owned in any Fund or similarly managed style within the Fund Complex which is managed by the portfolio manager.
**	Mr. Ginther assumed investment management responsibilities for Ivy Funds VIP Global Natural Resources effective July 2, 2013.
***	Ms. Prince-Fox assumed investment management responsibilities for Ivy Funds VIP Dividend Opportunities effective July 2, 2013.

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